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AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

For Foreign and Domestic Securities and Non-Custody Assets

This Amended and Restated Global Custody Agreement (**"Amended and Restated Agreement"**) is made as of 10/11/19 by and between Northern Lights Fund Trust ***"Principal"***) and MUFG Union Bank, N.A. (***"Custodian"***), and hereby supersedes that certain Custody Agreement dated as of May 1, 2009, the Addendum to Custody Agreement for Special Assets, and other supplements thereto (collectively, the **Custody Agreement)**, by and between Custodian and Principal, and any amendments thereof.

WHEREAS, Custodian is a bank meeting the qualifications required by Section 17(f)(1) of the Act to act as custodian of the portfolio securities and other assets of investment companies;

WHEREAS, Principal wishes to retain Custodian to act as custodian of its portfolio securities and certain assets and Custodian has indicated its willingness to so act;

WHEREAS , solely for consolidated recordkeeping purposes and as an accommodation to Principal, Principal wishes to have Custodian continue reflecting on account statements, with appropriate descriptions and disclaimers, and pursuant to policies and procedures adopted by Custodian from time to time, certain assets which Principal and Custodian acknowledge Custodian has not registered under Custodian's name or Custodian's nominee name and Custodian has not exercised control over such assets;

WHEREAS, assets which Custodian has not registered under Custodian's name or nominee name and Custodian has not exercised control over such assets, were previously referred to as**" Special Assets"** in the *"Addendum to Custody Agreement for Special Assets"* and Custody Agreement executed between Principal and Custodian;

WHEREAS, for added clarity and avoidance of doubt, Special Assets are now referred to in this Amended and Restated Agreement as**" Non-Custody Assets"** as defined herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. Certain terms used in this Amended and Restated Agreement are defined as follows:

1.1. ***"Account"*** means, collectively, each account maintained by Custodian on behalf of Principal pursuant to Paragraph 4 of this Amended and Restated Agreement.

1.2. ***"Act"*** means the Investment Company Act of 1940, as amended, and the rules and regulations adopted by the U.S. Securities and Exchange Commission ("SEC") thereunder, including §270.17f-4, §270.17f-5 and §270.17f-7, all as may be amended from time to time.

1.3. ***"Authorized Agent"*** means a representative duly appointed by Principal or Investment Manager provided in writing to Custodian, for the purpose of directing Custodian to effect certain transactions or activities related to Property, including without limitation shareholder activities and fund expenses.

1.4. ***"Board"*** means the Board of Trustees or the Board of Directors of Principal.

1.5. ***"Depository"*** means both any "securities depository" within the meaning of §270.17f-4 of the Act and any Eligible Securities Depository.

1.6. ***"Eligible Foreign Custodian"*** means an entity that is incorporated or organized under the laws of a country other than the United States and that is a Qualified Foreign Bank, as defined in §270.17f-5(a)(5) of the Act.

1.7. ***"Eligible Securities Depository",*** ("Depository", or collectively "Depositories")

means a system for the central handling of securities as defined in §270.17f-7(b)(1) of the Act.

1.8. ***"Emerging Market"*** means each market so identified in **Appendix A** attached hereto as appropriate

1.9. ***"Foreign Account"*** means an Account in which Foreign Currencies or Securities are held by Custodian for the benefit of clients whether in comingled accounts or accounts designated for each beneficial owner as is required under the regulatory jurisdiction where the Foreign Account is established.

1.10. ***"Foreign Assets"*** has the meaning provided in §270.17f-5(a)(2) of the Act.

1.11. ***"Foreign Currency"*** ("Currencies") means any currency or any composite currency unit issued by a government or entity other than the United States Department of Treasury.

1.12. ***"Foreign Market"*** means each market so identified in **Appendix A** attached hereto as appropriate

1.13. ***"Global Sub-Agent Network" ("Sub-Agent Network" or "Sub-Agents'?*** means any Sub-Custodian located in the United States and any sub-agents located in the countries and markets where Eligible Foreign Sub-Custodians and Eligible Foreign Depositories are maintained by Custodian or any Sub-Custodian locatedin the United States which utilizes a Sub-Agent Network on behalf of Custodian.

1.14. ***"Governing Documents"*** means, with respect to each of the portfolios, (i) the declaration of trust or other constituting document of the Principal of which the portfolio is a series or portfolio, (ii) the currently effective prospectus under the Securities Act, (ii) the most recent statement of additional information, and (iii) a certified copy of the Board approving the engagement of Custodian to act as custodian of the Securities.

1.15. ***"Investment Manager" or "Manager"*** means an investment advisor or manager identified by Principal in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities.

1.16. ***"Monitoring System"*** means the policies and procedures established by Custodian to fulfill its duties to monitor the custody risks associated with maintaining Securities with a Sub-Custodan or Depository on a continuing basis, pursuant to this Amended and Restated Agreement.

1.17. ***"Non-Custody Assets" (previously referred to as "Special Assets")*** means Property as defined herein, which are not registered in Custodian's name or its nominee name and not under the control of Custodian, as indicated to Custodian in writing by Principal or Manager at the time of receipt or purchase of such Property and as accepted by Custodian, and which Custodian has agreed to report only for consolidated recordkeeping purposes and as an accommodation to the Principal.

1.18. ***"Property"*** means Securities and Non-Custody Assets, as those terms are defined herein, which are subject to the terms of this Amended and Restated Agreement.

1.19. ***"Securities"*** means securities as defined in §2(a)(36) of the Act together with cash or any currency or other property of Principal and all income and proceeds of sale of such securities or other property of Principal that are held by Custodian in the Account, excluding Non-Custody Assets.

1.20. ***"Securities Acf"*** means the Securities Act of 1933, as amended.

1.21. ***"Sub-Custodian"*** means another custodian, including without limitation an Eligible Foreign Custodian and its agents, retained by Custodian to hold Securities.

1.22. ***"Valuation Agent"*** means as a qualified agent which includes Sub-Custodian under Subparagraph 1.2.1 or an agent which Principal designates in writing to Custodian. A Valuation Agent may be an SEC registered transfer agent or a PCAOB qualified accounting firm, or other qualified agent, which Custodian may, in its absolute discretion, consider a reasonable pricing source for certain Non-Custody Assets

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under Subparagraph 8.9.1 of this Agreement.

2. **APPOINTMENT AS CUSTODIAN OF SECURITIES**

2.1. Principal hereby appoints Custodian as the custodian of the Securities of each of its portfolios, and Custodian hereby accepts such appointment and agrees to establish and maintain one or more Accounts for Principal in which Custodian will hold the Securities.

2.2 Custodian hereby accepts appointment as custodian of the Securities of Principal and agrees to perform the duties of such custodian in accordance with the provisions of this Amended and Restated Agreement.

2.3. Principal has provided Custodian with a copy of its Governing Documents, and will provide Custodian with a copy of amendments, supplements and modifications thereof from time to time.

3. **REPRESENTATIONS AND ACKNOWLEDGEMENTS**

3.1. ***Power to Enter Agreement.*** Principal represents that, with respect to the Account, Principal is authorized to enter into this Amended and Restated Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

3.2. ***Foreign Custody Manager.*** Custodian agrees to serve as Principa's "Foreign Custody Manager" as defined in Rule §270.17f-5(a)(3) of the Act, in respect of Principal's Foreign Assets held from time to time by Custodian with any Sub-Custodian that is an Eligible Foreign Custodian or with any Eligible Securities Depository.

3.3. ***Custodian's Sub-Agent Network.*** Principal hereby acknowledges receiving appropriate notice of Custodian's selection of the use of those Eligible Foreign Custodians and Eligible Securities Depositories that are identified in **Appendix A** of this Amended and Restated Agreement, as appropriate and amended from time to time.

4. **ESTABLISHMENT OF ACCOUNTS FOR SECURITIES AND NON-CUSTODY ASSETS**

Custodian shall open and maintain a separate Account or Accounts in the name of Principal and shall hold in such Account or Accounts, subject to the provisions hereof, all Securities received by Custodian from Principal or for the Account of Principal as Custodian, and to report any Non-Custody Assets as an accommodation and for consolidated recordkeeping purposes only as agreed to by Custodian from time to time. Custodian, in its sole discretion, may reasonably refuse to accept any Security or Non-Custody Asset now or hereafter delivered to Custodian for inclusion in the Account. Principal shall be notified promptly of such refusal and any such property shall be immediately returned to Principal. Custodian shall be under no duty to take any action hereunder on behalf of the Principal except as specifically set forth hereinor as may be specifically agreed to by Custodian and the Principal in a written amendment hereto.

5. **CUSTODY AND REGISTRATION OF SECURITIES**

Custodian may (i) maintain possession of all or any portion of the Securities, including possession in a foreign branch or other office of Custodian; or (ii) retain, in accordance with this Paragraph 5 and Paragraph 6 of this Amended and Restated Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with this Paragraph 5 and Paragraph 6 of this Amended and Restated Agreement, deposit definitive or book-entry Securities with one or more Depositories.

5.1. ***Identification of Securities.*** Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall separate the Securities from other securities owned by Custodian. Custodian shall not be required to separate Securities held for Principal from other securities or property held by Custodian for third parties as custodian or other representativecapacity, but Custodian shall maintain adequate records indicating that the Principal is the beneficial owner of the Securities.

5.2 ***Use of Depositories and Sub-Custodians.*** Custodian may, in its

discretion, deposit any Securities which, under applicable law, are eligible to be so deposited in a Depository or Sub-Custodian account. Securities and Foreign Currencies held by a Sub-Custodian or Depository will be held subject to the rules, terms, and conditions of such securities markets or securities depositories. If Custodian deposits Securities with a Sub-Custodian or Depository, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian or Depository, the Securities held by the Sub-Custodian or Depository and each account to which such Securities belong. With respect to Securities that are held for Custodian or any Sub-Custodian at a Depository, as defined in §270.17f-4 of the Act, Custodian shall satisfy or cause the Sub-Custodian to satisfy the requirements of §270.17f-4 of the Act.

5.3. ***Use of Nominees.*** Custodian shall have the right to hold or cause to be held all Securities in the name of Custodian, or for any Sub-Custodian or Depository, or in the name of a nominee of any of them as Custodian shall determine to be appropriate under the circumstances.

5.4. ***Foreign Currency Deposits.*** Custodian may in accordance with customary practices hold any currency in which any cash is denominated on deposit, and effect transactions relating thereto, through an account with an affiliate of Custodian, or Sub-Custodian or Depository in the country where such currency is the lawful currency or in other countries where such currency may be lawfully held on deposit.

5.5. ***Transferability and Convertibility of Currency.*** Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency in the countries where such Foreign Accounts are maintained and in no event shall Custodian be obligated to substitute another currency for a currency whose transferability, convertibility, or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any such currency, such cost or charge shall be for the Account.

5.6. ***Delivery of Securities.*** If Principal or Investment Manager directs Custodian to deliver assets, certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Principal or Manager. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

5.7. ***Transferability of Securities.*** Except as otherwise provided under this Amended and Restated Agreement or as the parties may otherwise agree, Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian or any person claiming through any of them except for Custodian's expenses relating to the Securities' safe custody or administration or other services made available under contractual agreements to Account by Custodian, and in the case of cash deposits at an Eligible Foreign Custodian, liens or rights in favor of the creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws, and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody or administration.

5.8. ***Access to Account Records.*** Principal or its designee, shall have access, upon reasonable prior notice to Custodian, during regular business hours to the books and records relating to the Accounts, or shall be given confirmation of the contents of the books and records, maintained by Custodian or any Sub-Custodian holding securities hereunder to verify the accuracy of such books and records. Custodian shall notify Principal promptly of any applicable law or regulation in any country where Securities

are held that would restrict such access or confirmation.

6. **SELECTION AND MONITORING OF GLOBAL SUB-AGENT NETWORK**

Upon written notice to Principal, as provided in Subparagraph 6.3 of this Amended and Restated Agreement, Custodian may from time to time select one or more Sub-Custodians and Eligible Foreign Custodians and, subject to the provisions of Subparagraph 6.5, one or more Eligible Securities Depositories, to hold Securities hereunder.

6.1. ***Governing Sub-Agent Agreement.*** Any relationship Custodian establishes with an Eligible Foreign Custodian with respect to Securities shall be governed by a written contract providing for the reasonable care of Securities based on the standards specified in Section §270.17(f)-5(c)(1) of the Act, and including the provisions set forth in Sections §270.17(f)-5(c)(2)(i)(A)through (F) of the Act, or provisions which Custodian determines provide the same or greater protection of Principal's Securities.

6.2. ***Sub-Agent Network Selection.***

6.2.1. **Foreign Sub-Custodian.** In selecting an Eligible Foreign Custodian on behalf of Custodian, the Sub-Custodian shall exercise reasonable care, prudence and diligence and shall consider whether the Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, including (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) the Eligible Foreign Custodian's financial strength, general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required, and the relative cost of such services; and, (iii) whether the Eligible Foreign Custodian has branch offices in the United States, or consents to service of process in the United States, in order to facilitate jurisdiction over and enforcement of judgments against it.

6.2.2. **Securities Depository.** In selecting an Eligible Securities Depository, Custodian shall exercise reasonable care, prudence, and diligence in evaluating the custody risks associated with maintaining Securities with the Eligible Securities Depository under Custodian's custody arrangements with any relevant Eligible Foreign Custodian and the Eligible Securities Depository.

6.3. ***Notices to Principal.*** Custodian shall give written notice to Principal of the deposit of Securities with an Eligible Foreign Custodian or, directly or through an Eligible Foreign Sub-Custodian, with an Eligible Securities Depository. The notice shall identify the Eligible Foreign Custodian or Eligible Securities Depository and shall include reasonably available information relied on by Custodian in making the selection.

6.4. ***Monitoring of Sub-Agent Network.*** Custodian shall monitor under its Monitoring System the appropriateness of the continued custody or maintenance of Principal's Securities with each Sub-Custodian and their Global Network of Eligible Foreign Custodian or Eligible Securities Depository.

6.4.1. Custodian shall evaluate and determine at least annually the continued eligibility of its Sub-Custodian and each Eligible Foreign Custodian and Eligible Securities Depository approved by Principal to act as such hereunder. In discharging this responsibility, Custodian shall (i) monitor on a continuing basis the services and reports provided by its Sub-Custodian for each of its Eligible Foreign Custodians or Eligible Securities Depositories; (ii) at least annually, obtain and review the periodic reports published by its Sub-Custodian confirming the Sub-Custodian's review of the continued eligibility of each Foreign Sub-Custodian and Foreign Securities Deposito ry; and (iii) review periodic reports related to the Sub-Custodian's periodic physical inspections of the operations of each

Eligible Foreign Custodian or Eligible Securities Depository as deemed appropriate.

6.4.2. Custodian shall provide to the Board annually and at such other times as the Board may reasonably request based on the circumstances of the Principal's foreign custody arrangements written reports notifying the Board of the placement of Securities of Principal with a particular Sub- Custodian or a particular foreign Eligible Foreign Custodian within a Foreign Market or an Emerging Market and of any material change in the arrangements (including any material changes in any contracts governing such arrangements or any material changes in the established practices or procedures of Depositories) with respect to Securities of the Principal held by the Eligible Foreign Custodian.

6.4.3. If Custodian determines that (i) any Eligible Foreign Custodian or Eligible Securities Depository no longer satisfies the applicable requirements described in Subparagraph 1.5 of this Amended and Restated Agreement (in the case of an Eligible Foreign Custodian) or Subparagraph 1.6 of this Amended and Restated Agreement (in the case of an Eligible Securities Depository); or, (ii) any Eligible Foreign Custodian or Eligible Securities Depository is otherwise no longer capable or qualified to perform the functions contemplated herein; or, (iii) any change in a contract with a Eligible Foreign Custodian or any change in established Eligible Securities Depository or market practices or procedures shall cause a custody arrangement to no longer meet the requirementsof the Act, Custodian shall promptly give written notice thereof to Principal. The notice shall either indicate Custodian's intention to transfer Securities held by the removed Eligible Foreign Custodian or Eligible Securities Depository to another Eligible Foreign Custodian or Eligible Securities Depository previously identified to Principa,l or include a notice pursuant to Subparagraph 6.3 of this Amended and Restated Agreement of Custodian's intention to deposit Securities with a new Eligible Foreign Custodian or Eligible Securities Depository, in either instance such transfer of Securities to be effected as soon as reasonably practical.

6.5. ***Compulsory Depositories.*** Notwithstanding the foregoing subparagraphs of this Paragraph 6, Custodian shall have no responsibility for the selection or monitoring of any Eligible Securities Depository or Eligible Securities Depository's agent ("Compulsory Depository") (i) the use of which is mandated by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the securities depository is not consistent with prevailing market practices in the relevant market ; provided however, that Custodian shall notify Principal if Principal has directed a trade in a market containing a Compulsory Depository, so Principal and Advisor shall have an opportunity to determine the appropriateness of investing in such market.

6.6. ***Assessment of Custody Risk.*** Principal and Custodian agree that, for purposes of this Paragraph 6, Custodian's determination of appropriateness shall only include custody risk, and shall not include any evaluation of "countryrisk" or systemic risk associated with the investment or holding of assets in a particular country or market, including, but not limited to (i) the use of Compulsory Depositories; (ii) the country's or market's financial infrastructure (iii) the country's or market's prevailing custody and settlement practices; (iv) risk of nationalization expropriation or other governmental actions; (v) regulation of the banking or securities industries; (vi) currency controls, restrictions, devaluation or fluctuation; and (vii) country or market conditions which may affect the orderly execution of securities transactions or affect the value of the transactions. Principal and Custodian further agree that the evaluation of any such country and systemic risks shall be solely the responsibility of Principal and the Investment Manager.

7. TRANSACTIONS

7.1. ***Instructions and Immediately Available Funds.*** Principal, or where applicable the Investment Manager is responsible for ensuring that Custodian receives timely instructions and sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictates. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of Principal's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. If Custodian does not receive such timely instructions and/or immediately available funds, Custodian shall have no liability of any kind to any person, including Principal, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Unless otherwise specified by Principal or Manager, foreign exchange transactions will be processed according to the instructions in **Appendix B as appropriate and amended from time to time.**

7.2. ***Customary or Established Settlement Practices.*** Principal and Manager acknowledge settlement of and payment for Securities received for and delivered from the Account may be made in accordance with the customary or established securities trading and securities processing practices in the market in which the transaction occurs. Principal understands that when Custodian is instructed to deliver Foreign Securities or Foreign Currencies against payment, delivery of such Foreign Securities and Foreign Currencies and receipt of payment therefore may not be completed simultaneously. Principal assumes full responsibility for all credit risks involved in connection with Custodian's delivery of Foreign Securities or Foreign Currencies pursuant to instructions of Principal or Manager.

7.3. ***Additions to and Withdrawals from Account.*** Custodian shall make all additions and withdrawals of Securities to and from this Account only upon receipt of and pursuant to written instructions from Principal or Manager and in accordance with Custodian's procedures. Principal acknowledges Authorized Agents are permitted to process shareholder movement and fund expenses, without prior approval by Principal or Manager.

7.4. ***Purchase or Sales.*** Principal or Manager from time to time may instruct Custodian regarding the purchase or sale of Securities in accordance with this Paragraph 7.

7.5. ***Purchases .*** Provided the Account contains sufficient funds, Custodian shall settle purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the Securities as provided in this subparagraph and as provided herein. Custodian shall have no liability of any kind to any person, including Principa,l if Custodian is unable to settle a purchase or sale because the Account does not contain sufficient funds, or if Custodian effects payment on behalf of the Account, and the settler or broker specified by Manager fails to deliver the Securities purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian in examining and verifying the certificates or other indicia of ownership of the Securities purchased before accepting them, except with respect to assets described in Paragraph 7.7.

7.6. ***Sales.*** Custodian shall settle sales by deliveringcertificates or other indicia of ownership of the Securities, and as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Principal, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment.

7.7.. ***Depository Settlement.*** If a purchase or sale is settled through a Sub-Custodian or Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian in verifying proper consummation of the transaction by the Sub-Custodian or Depository.

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7.8. ***Income and Principal.*** Custodian or its designated Sub-Agents are authorized, as Principal's agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and principal, dividends, warrants, and other things of value in connection with Securities. Absent written instructions from Principal or Manager, funds will remain in the currency of collection upon receipt of payment.

7.9. ***Foreign Currency Transactions.*** At the direction of Principal or Manager, as the case may be, Custodian shall convert currency in the Account to other currencies through customary channels including, without limitation , Custodian or any of its affiliates or Sub-Custodian Network, as shall be necessary to effect any transaction directed by Principal or Manager. If Principal or Manager gives Custodian standing instructions to execute foreign currency exchange transactions on Principal's behalf, such transactions will be performed in accordance with the FX Standing Instructions Defined Spread Program Description as amended from time to time.

7.10. ***Taxes.*** Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Foreign Securities thereof by any country. Custodian will use reasonable efforts to give the Principal or Manager, as the case may be, advance notice of the imposition of such taxes. Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Principal or Custodian as custodian of the Principal by the tax law of the United States or of any state or political subdivision thereof or any foreign jurisdiction. The sole responsibilities of Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist Principal with respect to any claim for exemption or refund under the tax law of countries for which Principal has provided such information. Except as specifically provided in this Amended and Restated Agreement or otherwise agreed to in writing by Custodian, Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on Principal by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations.

7.11. ***Foreign Tax Reclamation.*** Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Foreign Securities or the income thereof that are available under applicable tax laws, treaties and regulations subject to Principal's provision of all documentation and certifications as required by U.S. and foreign tax authorities to establish the eligibility of Principal for tax reclamation under applicable law or treaty. Principal hereby agrees to indemnify and hold harmless Custodian and its agents in respect to any liability arising from any underwithholding or underpayment of any tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Principa,l its successor and assignees, notwithstanding the termination of this Amended and Restated Agreement. Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Principal's transactions and holdings.

7.12. ***Collection Obligations.*** Custodian shall diligently collect income and principal of Securities which Custodian has received actual notice in accordance with normal industry practices. However, Custodian shall be under no obligation or duty to take any action to effect collection of any amount if the Securities upon which such amount is payable is in default, or if payment is refused after due demand. Custodian shall notify Principal and Manager promptly of such default or refusal to pay. Custodian shall have no duty to file or pursue any bankruptcy or class action claims with respect to Account, unless indemnified by Principal in manner and amount satisfactory to Custodian provided, however, unless Principal directs otherwise, Custodian will use its best efforts to file claims in class actions and pay any recovery to accoun,t net

of Custodian's fees as disclosed in the fee schedule.

7.13. ***Capital Changes.*** Custodian may, without further instruction from Principal or Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received notice of the event permitting or requiring such exchange at the office of Custodian's designated agents.

7.14. ***Fractional Interest.*** Custodian shall sell or distribute all stock distributed by a corporation as a dividend, stock split, or otherwise, unless otherwise instructed.

7.15. . ***Delivery of Instructions and Funds.*** Instructions and Funds shall be directed to Custodian or Sub-Custodian, as applicable with respect to the foregoing.

8. **NON-CUSTODY ASSETS**

8.1. ***Consolidated Recordkeeping Services.*** As an accommodation to Principal, Custodian may provide consolidated recordkeeping services for Non-Custody Assets as indicated by Principal. Non-Custody Assets shall be designated on Custodian's books as **"Held Away," "Shares Not Held"** or by similar characterization Principal acknowledges and agrees that it shall have no security entitlement against Custodian with respect to Non-Custody Assets, that Custodian may rely, without independent verification, on information provided by Principa,l Manager, Valuation Agent or an appropriate Authorized Agent regarding Non-Custody Asset descriptions and other relevant information. Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on Custodian's books or set forth on account statements concerning Non-Custody Assets. Principal acknowledges and agrees any account statement or report generated by Custodian for Accounts holding Non-Custody Assets are not to be relied upon by Principal, Manager, Valuation Agent, their respective agents, current or potential investors for valuation, reporting,or disclosure purposes in furtherance of Principal's ongoing regulatory or statutory obligations.

8.2. ***Recognition of Non-Custody Assets.*** Notwithstanding any other provision in this Amended and Restated Agreement, Custodian's sole duty and responsibility with respect to each Non-Custody Asset shall be to **list each Non-Custody Asset on the asset statement** at the last known price provided by Valuation Agent or at zero value pursuant to Subparagraph 8.10 below.

8.3. ***Identification of Non-Custody Assets.*** Custodian shall have no duty or obligation to hold, verify or perfect title or ownership to any Non-Custody Asset, review or make recommendations as to the disposition of such Non-Custody Asset or to authenticate the existence, value, or nature of any Non-Custody Asset.

8.4. ***Instructions.*** Principal represents that for each and every Non-Custody Asset transaction, the documentation has been or will be prepared to the satisfaction of Principa,l Manager and Custodian as appropriate, and Custodian will not be held in any way responsible for any of the provisions of any documentation nor for any aspect of the closing of any Non-Custody Asset transaction other than as directed in writing by Principal, Manager, Authorized Agents or other duly appointed authorized agents herein.

8.5. ***Income and Other Payments.*** Any interest, dividends, rents, royalties or other payments that may be received by Custodian in the Account with respect to Non-Custody Assets shall be maintained in the Account until invested or otherwise disposedof pursuant to written instructions from Principa,l Manager or Authorized Agent, or otherwise directed in accordance with the Amended and Restated Agreement.

8.6. ***Use of Sub-Custodian'sSystem.*** Upon writtennotice to Principal and where appropriate as determined by Custodian, Custodian may utilize the record keeping system of its Sub-Custodian to account for certaintransactions relatedto Non-Custody

Assets. Notwithstanding Custodian's use of Sub-Custodian's record keeping system, Custodian shall provide Principal and/or Authorized Agents consolidated reports of all Non-Custody Assets.

8.7. . ***Collection Obligations.*** Custodian shall have no duty or obligation to make demand or to take any action to effect collection of any payments that may become due and shall not be required to notify Principal, Manager or Authorized Agent of any default or refusal to pay.

8.8. ***Representations and Warranties as to Non-Custody Assets***

8.8.1. **Investment Authority.** Principa,l Manager or Authorized Agent will retain full investment authority over all Non-Custody Assets pursuant to the provision of this Amended and Restated Agreement.

8.8 .2. **Investment Accreditation.** Principal hereby certifies to Custodian that Principa,l Manager and Authorized Agents meet any and all required accreditation or other standards needed to invest in any Non-Custody Asset and that no license of any nature or consent by any governmental entity is required in connection with the ownership of any Non-Custody Asset.

8.8.3. **Investment Due Diligence.** Principal hereby represents that Principa,l Manager or Authorized Agent has completed such due diligence as needed to confirm the value and substance of each and every Non-Custody Asset, including, but not limited to any credit questions regarding any Non-Custody Asset. Principal confirms that Principal is fully responsible for any matters which may arise in regard to any Non-Custody Asset.

8.9. ***Accounting and Reporting of Non-Custody Assets***

8.9.1. **Valuation at Zero.** Non-Custody Assets will be listed on the account statement by Custodian at **zero value** by Custodian, such value which Principal agrees is reported for recordkeeping purposes only and not an indication of any market value. In its absolute discretion, Custodian may agree to report certain Non-Custody Asset at a value **other than zero,** provided such value is submitted by a ValuationAgent accompanied by appropriate documentation acceptable to and received by Custodian within a stated period of time. Principalacknowledges Custodian shall have no independent duty or obligation to verify or ascertain the value or to request or obtain valuation updates on any Non-Custody Asset, except as agreed to by Custodian in writing from time to time.

8.9.2. **Transaction Accounting.** Custodian shall have no duty or obligation to provide Principal or Authorized Agent with a separate accounting for payments or receipts or to allocate such receipts between principal and income. For certain Non-Custody Assets, Custodian shall use Sub-Custodian's record keeping system upon proper notice to Principal as provided herein under Paragraph 8 of this Amended and Restated Agreement.

8.9.3. **Limited Power of Attorney.** The limited power of attorney granted by Principal to Custodian in this Amended and Restated Agreement shall not apply to the Non-CustodyAssets.

9. **CREDITS TO ACCOUNT RELATING TO SECURITIES**

9.1. . ***Payment.*** Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Principal, credit the account with the proceeds from the sale, redemption or other disposition of Securities or interest or dividends or other distributions payable on Securities prior to its actual receipt of final payment; therefore, all such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be final until Custodian receives immediately available funds under which applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other

encumbrance, and which are specifically applicable to such transaction. Principal acknowledges and agrees that any currency risk associated with such credits will be borne by Principal.

9.2. ***Emerging Market Settlement Dates.*** Notwithstanding the foregoing Paragraph 8.1, Principal understands and agrees that settlement of Securities transactions is available only on settlement date basis in certain Emerging Markets, which are identified in **Appendix A,** as appropriate and amended from time to time.

9.2.1. **Cash Deposits.** For Emerging Markets with restricted settlement conditions, cash of any currency deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the business day on which actual receipt of final payment and funds of good value are available to Sub-Custodian in the Account.

9.2.2. **Securities.** For Emerging Markets with restricted settlement conditions, Securities deposited or delivered to the Account shall be available for use by Principal or Investment Manager only on the business day on which such Securities are held in the nominee name or are otherwise subject to the control of, and in a form for good delivery by, the Sub-Custodian.

10. **OVERDRAFT AND INDEBTEDNESS**

10.1. ***Advance Funds.*** Custodian, in its sole discretion, may advance funds to or for the benefit of Account in connection with the settlement of securities or currency transactions or other activity in the Account including overdrafts or other indebtedness incurred in connection with the Account transactions. Principal agrees to reimburse Custodian on demand the amount of the advance or overdraft and any related fees and interest as established in Custodian's fee schedule or as otherwise established by Custodian. Principal will bear the risk from any currency valuation differences associated with Principal's reimbursement obligations to Custodian. Custodian shall also have the right to utilize any cash in the Account in order to obtain reimbursement hereunder and to setoff Custodian's obligations with respect to any deposits or credit balances in the Account against any obligation of Principal hereunder.

10.2. ***Pledge of Accounts to Secure Repayment.*** To the extent permissible by applicable law, in order to secure repayment of Account's obligations to Custodian hereunder, Principal hereby pledges and grants to Custodian a continuing lien and security interest in, and right of set-off against, all of Principal's right, title and interest in and to all Accounts in Principal's name and the Securities, money and other property now or hereafter held in such Accounts (including proceeds thereof), provided however, that if Principal is comprised of more than one entity, Custodian's rights under this subparagraph shall be limited to the cash, Property or proceeds thereof held in the Account(s) as to which the advance or overdraft relates. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect. Principal authorizes Custodian, in Custodian's sole discretion , at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of Principal on Custodian's books. In addition, Custodian shall be entitled to utilize available cash and to dispose of such Principal's Property to the extent necessary to obtain reimbursement.

11. **CORPORATE ACTIONS, PROXIES AND LITERATURE RELATING TO SECURITIES**

11.1. ***Corporate Actions.*** Custodian shall notify Manager of the receipt of notices of redemptions, conversions, exchanges, calls, puts, subscription rights, and scrip documents ("Corporate Action(s)"). Custodian need not monitor financial publications for notices of Corporate Actions and shall not be obligated to take any action unless actual notice has been received by Custodian at the offices of its Sub-Custodian. Custodian's sole responsibility in this regard shall be to give such notices to Principal or Investment Manager, as the case may be, within a reasonable time after

Custodian receives them. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received timely and appropriate instructions from Principal or Manager. Principal or Manager is responsible to ensure all required documentation and funds are available to Custodian and its agents as required under the terms of the offer or by legal jurisdiction in order for Custodian and its agent to take action on behalf of Account.

11.2. ***Proxies.*** Custodian shall forward to Manager or Principal, as directed, all proxies and accompanying material actually received by Custodian's Sub-Custodian relating to Securities held in the Account. Principal and Manager acknowledge that proxy services are limited in foreign markets and Custodian's sole responsibility with respect to such proxy materials will be to forward the proxy and accompanying material received by Custodian's Sub-Custodian to Principal or Manager. Custodian shall have no duty to translate or retain any material received unless required to do so by law.

11.2.1. **Proxies related to Non-Custody Assets.** Notwithstanding any provision in this Amended and Restated Agreement, Custodian shall have no duty to forward to Principal or Authorized Agent any notices, correspondence or other communication it may receive relating to any Non-Custody Asset other than proxies, corporate actions and other notices from partnerships and other limited liability entities that are actually delivered to Custodian. Custodian shall have no duty or obligation to take any action of any kind with respect to any Non-Custody Asset. Custodian's duties as to any Non-Custody Asset shall be limited to those under Paragraph 8.

11.3. ***Corporate Literature.*** Custodian shall have no duty to forward or to retain any other corporate material received by Custodian for the Account unless required to do so by law. Custodian shall have no duty to translate or retain any material received from its Global Sub-Agent Network unless required to do so by law.

11.4. ***Disclosure to Issuers of Securities.*** Unless Principal directs Custodian in writing to the contrary, Principal agrees that Custodian or its Sub-Custodian or its Sub-Agents may disclose the name and address of the party with the authority to vote the proxies of the Securities held in this Account as well as the number of shares held, to any issuer of said Securities or its agents upon the written request of such issuer or agent in conformity with the provisions of the applicable law. Principal acknowledges that Custodian or its Sub-Custodian or its Sub-Agents may be required under jurisdictional law to disclose to issuers beneficial owner information regardless of Principal's instructions otherwise.

12. **INSTRUCTIONS**

12.1. ***Written.*** All instructions , directions , and other notices to Custodian from Principal, Manager, Authorized Agent, Valuation Agent, and other duly authorized agents, except those described in Paragraph 7, given in connection with this Amended and Restated Agreement **("Instructions")** shall be in writing, and shall continue in force until changed by subsequent instructions. As used herein, written Instructions include Instructions which may be electronically executed pursuant to the Federal Electronic Signatures in Global and National Commerce Act (ACT) delivered via: (a) e-mail instructions/communications with an affixed Adobe Digital Signature mark, (b) facsimile transmission or email with an imaged or scanned attachment (in portable document or similar format or other similar electronic transmission (receipt confirmed), or (c) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by Custodian, or another method or system specified by Custodian, as available for use in connection with its services hereunder **("Electronic Means");** provided, however, that Principal, Manager, Authorized Agent, and Valuation Agent shall provide to Custodian an incumbency certificate listing officers with the authority to provide such Instructions **("Authorized Officers")** and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by Principal, Manager, Authorized Agent, and Valuation

Agent whenever a person is to be added or deleted from the listing. If Principal, Manager, Authorized Agent, and Valuation Agent elects to give Custodian Instructions using Electronic Means and Custodian in its discretion elects to act upon such Instructions, Custodian's understanding of such Instructions shall be deemed controlling. Principal understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to Custodian have been sent by such Authorized Officer. Principal, Manager, Authorized Agent, and Valuation Agent shall be responsible for ensuring that only Authorized Officers transmit such Instructions to Custodian and that Principal and Manager and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by Principal, Manager, Authorized Agent, Valuation Agent, and other duly authorized agents. Pending receipt of written authority, Custodian may in its absolute discretion at any time, accept orally transmitted instructions from Principa,l Manager, Authorized Agent, or Valuation Agent provided Custodian believes in good faith that the instructions are genuine and in such circumstance, Principal, Manager, Authorized Agent, and Valuation Agent shall promptly confirm such instructions in writing or by Electronic Means. Principal will hold Custodian harmless for the failure of any authorized party to send confirmation in writing to Custodian in a timely manner, the failure of such confirmation to conform to the telephone instructions received or Custodian's failure to produce such confirmation at any subsequent time. Only those individuals as may be designated as described above are authorized to give instructions as described in this Amended and Restated Agreement.

12.2. ***Reliance on Instructions.*** Exceptas otherwise provided herein, all instructions shall be in writing as described in Paragraph 12.1 and shall continue in force until changed by subsequent instructions. Custodian may assume that any written or oral instructions received hereunder are consistent with the provisions of organizational documents of the Principal or of any vote, resolution or proceeding of the Principal's board of directors or the Principa's shareholders, unless and until Custodian receives written instructions to the contrary. Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from Custodian's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Principal agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to Custodian, including without limitation the risk of Custodian acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to Custodian and that there may be more secure methods of transmitting Instructions than the method(s) selected by Principal, Manager, Authorized Agent, Valuation Agent, and other authorized agents; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructionsprovide a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify Custodian immediately upon learning of any compromise or unauthorized use of the security procedures.

13. RIGHT TO RECEIVE ADVICE

13.1. ***Advice of the Principal.*** If Custodian is in doubt as to any action it should or should not take under this Amended and Restated Agreement, Custodian may request directions or advice, including oral instructions or written instructions, from the Principal or Manager.

13.2. ***Advice of Counsel.*** If Custodian shall be in doubt as to any question of law pertaining to any action it should or should not take, Custodian may request advice from counsel of its own choosing (who may be counsel for the Principal, Manager or Custodian, at the option of Custodian). Principal shall pay the reasonable cost of

any counsel retained by Custodian with prior notice to Principal. .

13.3. ***Conflicting Advice.*** In the event of a conflict between directions or advice or oral instructions or written instructions Custodian receives from the Principal, Manager, Authorized Agent, and Valuation Agent, and the advice it receives from counsel, Custodian shall be entitled to rely upon and follow the advice of counsel.

13.4. ***Protection of Custodian.*** Custodian shall be indemnified by Principal and without liability for any action Custodian takes or does not take in reliance upon directions or advice or oral instructions or written instructions Custodian receives from or on behalf of the Principal, or from counsel and which Custodian believes, in good faith, to be consistent with those directions or advice or oral instructions or written instructions. Nothing in this paragraph shall be construed so as to impose an obligation upon Custodian (i) to seek such directions or advice or oral instructions or written instructions, or (ii) to act in accordance with such directions or advice or oral instructions or written instructions.

14. ACCOUNTING AND REPORTING OF SECURITIES

14.1. ***Cost and Nominal Value.*** Principal agrees to furnish Custodian with the income tax cost basis and dates of acquisition of all Securities held in the Account to be carried on its records. If Principal does not furnish such information, Custodian shall carry the Securities at any such nominal value it determines, such value to be for bookkeeping purposes only. All statements and reporting of any matters requiring this information will use this nominal value. Custodian shall have no duty to verify the accuracy of the cost basis and dates of acquisition furnished by Principal. Securities purchased in the Account shall be carried at cost.

14.2. ***Valuations.*** To the extent that Custodian has agreed to provide pricing or other information services, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities and pricing services embedded in Custodian's securities processing or accounting systems) reasonably believed by Custodian to be reliable to provide such information. Principal understands that certain pricing information with respect to complex financial instruments including, without limitation, derivatives, may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where pricing vendors used by Custodian do not provide information for Securities, a qualified party may advise Custodian regarding the fair market value of, or provide other information with respect to, such held Securities. If such information is not available, Custodian shall use the cost or nominal value for such Securities, solely for administrative convenience. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder and shall have no responsibility or duty to ascertain or authenticate the value of pricing applied to any such Security.

14.3. ***Activity Reports.*** Custodian shall provide access to Principal, Manager, Authorized Agents Valuation Agent,, and other persons authorized by Principal to advices of transactions and other information regarding the Account by means of Custodian's online system.

14.4. ***Statements.*** Custodian shall provide Principal, Manager, and other authorized agents with copies of Account statements and other reports periodically via paper delivery or electro nically by means of Custodian's online service or as otherwise as agreed to by Principal and Custodian showing all income and principal transactions and cash positions, and a list of Property. Principal and Manager are responsible for providing Custodian with accurate and updated contact information for themselves and their respective agents, to allow Custodian to deliver Account statements in a timely manner. Principal may approve or disapprove any such Account statement within thirty (30) days of its receipt, and, if no written objections are

received within the thirty (30) day period, such Account statement of Account shall be deemed approved.

Principal acknowledges and agrees that if Custodian's online service is selected, paper statements will be provided only upon request and that Custodian's online statements, trade confirms and related online communications satisfy all of Custodian's existing legal and contractual obligations to provide statements, reports and confirmations with respect to the account. Printed trade confirmations for trades effected by Custodian will be available upon request and at no additional cost. Principal and Manager may request printed trade confirmations for other securities transactions from the broker through which they direct such trades.

14.5. ***Shared Data.*** For the purpose of operational efficiencies, including without limitation trade settlement, proxy voting, trade reconciliation, performance reporting, on-line access and the like, Custodian, upon direction of the Principal's appointed Manager, on occasion may send electronic trade, holdings, and or Principal's information to third party vendors (TPV) who are agents of the aforementioned Manager. Principal's appointed Manager is responsible for any due diligence and monitoring of TPV with whom they have contracted and Custodian shall have no obligation to do so.

15. USE OF OTHER BANK SERVICES

15.1. ***Mutual Fund Investments.*** Principal or Manager may direct Custodian to invest cash balances carried in the Account in any mutual fund available in the market as permitted by law. These investment directions may include, but are not limited to, money market mutual funds or long equity and fixed income mutual funds. Such funds may be sub-advised by an affiliate or subsidiary of Custodian and/or for which Custodian may also act as the mutual fund's custodian and/or provide other services for the mutual fund. Principal or Manager shall designate the particular mutual fund that Principal or Manager deems appropriate for the Account. Principal hereby acknowledges that Custodian or its affiliate or subsidiary will receive fees for such services which are in addition to those fees charged by Custodian as agent for the Principal's custody Account.

15.2. ***Foreign Exchange.*** Custodian makes available to Principal or Manager foreign exchange services directly with Custodian or through Custodian's Sub-Custodian to convert currencies in conjunction with transactions in the Principal's Account under direction provided in **Appendix B,** as amended from time to time. Principal acknowledges that Custodian is the counterparty with respect to foreign exchange transactions provided under the Standing Instructions Defined Spread Service (Defined Spread Service) with Custodian's Sub-Custodian and are subject to Paragraph 9 of this Amended and Restated Agreement.

15.2.1. ***Standing Instructions Defined Spread Service.*** Foreign currency exchanges offered under the Defined Spread Service are directed to Custodian's Sub-Custodian or, for markets with currency restrictions, to the local market Sub-Agent. Both services may be amended from time to time.

15.2.2. ***Direct with Custodian's Institutional Banking & Markets.*** Principal or Manager may elect to have foreign currency exchanges provided under separate agreement with Custodian's Institutional Banking & Markets and performed in accordance with Custodian's Foreign Exchange Agreement.

Principal acknowledges that (i) Principal or Manager is not obligated to effect foreign currency exchange with Custodian or Custodian's Sub-Custodian, (ii) Custodian will make available the relevant data so that Principal or Manager, as the case may be, can independently monitor foreign exchange activities, and (iii) Custodian will receive benefits for such foreign currency transactions as defined in Paragraph 15.2, which are in addition to the compensation which Custodian receives for administering the Account.

15.3. ***Interest Bearing Deposits.*** Principal or Manager may direct that assets of the

Account be invested in deposits with Custodian, affiliates or Sub-Custodian as a sweep vehicle or other deposit held in Custodian's nominee name for the benefit of its clients. Principal and Manager acknowledge deposits at MUFG Union Bank, N.A. are covered by FDIC insurance up to the designated value in effect for each beneficial owner. Principal and Manager acknowledge deposits at affiliates, existing now or in the future, are not subject to FDIC insurance.

15.4. ***Other Transaction Services.*** Principal or Manager may direct Custodian to utilize for the Account other services or facilities provided by Custodian, its subsidiaries or affiliates. Such services may include, but are not limited to the placing of orders for the purchase or sale of units or shares of any registered investment company, including such registered investment company to which Custodian, MUFG Americas Holdings Corporation, or their subsidiaries or affiliates, manage, provide investment advice, act as custodian or provide other services.

15.5. ***Credit Facilities.*** Custodian may, in accordance with its commercial lending practices, enter into a credit facility with Principal for use with the operation of the Account. Such credit facility will be agreed to under separate agreement and subject to the terms and conditions, therein. Principal acknowledgesthat any such credit facility is subject to the lien provisions of Paragraph 10.2 of this Amended and Restated Agreement.

16. CUSTODIAN'S RESPONSIBILITIES AND LIABILITIES

16.1. ***Standard of Care.*** In performing the responsibilities delegated to it under this Amended and Restated Agreement, Custodian agrees to exercise reasonable care, prudence and diligence and shall not be liable for any damages arising out of Custodian's performance of or failure to perform its duties under this Amended and Restated Agreement except to the extent that damages arise directly out of Custodian's willful misfeasance, bad faith or negligence or otherwise from a material breach of the Custodian's standard of care under this Agreement.

16.2. ***Investment Authority.*** The parties intend and acknowledge that Custodian shall **not** be considered a fiduciary of the Account.

16.3. ***Insurance and Force Majeure.*** Without limiting the generality of Paragraph 16.1 or of any other provision of this Amended and Restated Agreement, Custodian shall not be liable so long as and to the extent that it exercises reasonable care, for any defect in the title, validity or genuineness of any Property in the evidence of title thereto received by it or delivered by it pursuant to this Amended and Restated Agreement. In addition, Custodian (i) shall not be required to maintain any special insurance for the benefit of Principal, and (ii) shall not be liable or responsible for any loss, damage, expense, failure to perform or delay caused by accidents, strikes, fire, flood, war, riot, electrical or mechanical or communication line or facility failures, acts of third parties (including without limitation any messenger, telephone or delivery service), acts of God, war, government action, civil commotion, fire, earthquake, or other casualty or disaster or any other cause or causes which are beyond Custodian's reasonable control. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. Custodian shall not be liable to Principal for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets.

16.4. ***Legal Proceedings.***

16.4.1. Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account, the Securities, or Non-Custody Asset unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys' fees).

16.4.2. With respect to legal proceedings Custodian may consult with counsel acceptable to it after written notification to Principal concerning its duties and responsibilities under this Amended and Restated Agreement, and shall not be

liable for any action taken or not taken in good faith on the advice of such counsel.

16.4.3. To the extent permissible by law or regulation and upon Principal's request, the Principal shall be subrogated to the rights of Custodian with respect to any claim for any loss, damage or claim suffered by Principal, in each case to the extent that Custodian fails to pursue any such claim or Principal is not made whole in respect of such loss, damage or claim.

17. **SANCTIONED PERSONS**

17.1. Principal hereby represents and warrants that neither it nor any of its subsidiaries nor, to the knowledge of Principal any affiliate or any director, officer, agent or other Person acting on behalf of Principal: (i) is a Sanctioned Person, (ii) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person or (iii) is the subject of any action or investigation under any Sanctions Laws or Anti-Money Laundering Laws. In addition, Neither Principal nor any of its subsidiaries nor, to the knowledge of Principal, any affiliate or any director, officer, agent or other Person acting on behalf of Principal has taken any action, directly or indirectly, that would result in a violation by such persons of Anti-Corruption Laws; and Principal has instituted and maintains policies and procedures designed to ensure continued compliance therewith.

17.2. For the purpose of the foregoing: "Sanctioned Person" means, at any time, any Person (a) that is listed on the Specially Designated Nationals and Blocked Persons list or the Consolidated Sanctions list maintained by OFAC, or any similar list maintained by OFAC, the U.S. Department of State or the United Nations Security Council; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country or (d) with whom a U.S. Person is otherwise prohibited or restricted by Sanctions Laws from engaging in trade, business or other activities, "Sanctions Laws" means the laws, rules, regulations and executive orders promulgated or administered to implement economic sanctions or anti-terrorism programs by (a) any U.S. Governmental Authority (including, without limitation, OFAC), including Executive Order 13224, the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and the laws, regulations, rules and/or executive orders relating to restrictive measures against Iran; and (b) the United Nations Security Council or any other legislative body of the United Nations. "Sanctioned Country" means a country or territory that is or whose government is subject to a U.S. sanctions program that broadly prohibits dealings with that country, territory or government (including, without limitation, Iran and North Korea). "Anti-Corruption Laws" means the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and the rules and regulations promulgated thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to Principal or any of its subsidiaries concerning or relating to bribery or corruption.

18. **INDEMNITIES AND LIMITATION OF LIABILITY**

18.1. In addition to the indemnification provisions contained in this Amended and Restated Agreement, Principal agrees to indemnify, defend, and hold harmless Custodian and its affiliates providing services under this Amended and Restated Agreement , including their respective officers, directors, agents, and employees from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, reasonable attorneys' fees, and disbursements and liabilities ("Claims") arising directly or indirectly from any action or omission to act which Custodian takes in connection with the provision of services under this Agreement to Principal, Manager, Authorized Agents Valuation Agent, and other , authorized agents. Neither Custodian, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Custodian's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of

Custodian's or its affiliates' activities under this Amended and Restated Agreement. The provisions of this Paragraph 18 shall survive termination of this Amended and Restated Agreement.

18.2. . In all cases, Custodian's liablity under this Amended and Restated Agreement shall be limited to the resulting direct loss, if any, incurred by Principal. Under no circumstances shall Custodian be liable for any incidental, consequentia,l indirect, punitive, or special damage which Principal may incur or suffer in connection with this Amended and Restated Agreement.

19. **COMPENSATION AND OTHER CHARGES**

19.1. ***Compensation.*** Principal shall pay Custodian compensation for its services hereunder as specified in **Appendix C** as amended from time to time. Fees shall accrue and be taken in arrears as specified on the active fee schedule and charged to the Account unless Principal has requested that it be billed directly. However, any fees not paid within sixty (60) days of billing will be charged automatically to the Account(s) based on the active fee schedule.

19.2. ***Expenses.*** Principal shall reimburse Custodian by debiting the Account(s) for all reasonable out-of-pocket expenses and processing costs incurred by Custodian and Global Sub-Custodian Network in the administration of the Account and Sub-Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Subparagraph 13.2 of this Amended and Restated Agreement.

19.3. ***Other Compensation for Services.*** All disbursements from the Account are drawn on an account in Custodian's or its affiliate's name. Any "float" (earningsfrom the investment of funds pending negotiation of the disbursement or check) is retained by Custodian or its affiliate as partial compensation for handling such transaction.

20. **AMENDMENT AND TERMINATION**

20.1. ***Amendment.*** This Amended and Restated Agreement may be amended at any time by a written instrument signed by the parties or by Custodian immediately if required by applicable law or upon thirty (30) days written notice to Principal.

20.2. ***Termination.*** Custodianmay terminate this Amended and Restated Agreement immediately if Custodian, in its sole discretion, determines that (i) Principal failed to strictly comply with any provision of this Amended and Restated Agreement; or (ii) any representation, warranty or covenant of the other party in this Amended and Restated Agreement is false or misleading. Any such termination shall not constitute a waiver of any other rights that Custodian may have under this Amended and Restated Agreement.

In addition, either party may terminate this Amended and Restated Agreement andthe Account upon ninety (90) days' written notice. Upon such termination and within ninety (90) days from the date of the written termination notice, both parties agree to cooperate to ensure an orderly transition of services to a successor custodian, the Principal, or as otherwise instructed by Principal. Custodianshall deliver or cause to be deliveredthe Property, less any amounts due and owing to Custodian under this Amended and Restated Agreement. Custodian shall have reasonable time to transfer Non-Custody Assets. If a successor custodian has not accepted an appointment by the effective termination date of the Account, Custodian may petition a court of competent jurisdiction unless an extension is agreed to in writing by both parties. Expenses related to such court filing shall be reimbursed by Principal and further subject to the provisions of Subparagraph 10.2.

Upon completion of such delivery, Custodian shall be discharged of any further liability or responsibility with respect to the Securities and any Non-Custody Asset so delivered. In the event that Securities, Non-Custody Assets or other properties remain in the possession of Custodian after the date of termination hereof owing to failure of Principal to provide proper instructions, Custodian shall be entitled to fair compensation for its services during such period as Custodian retains possession of such securities, funds, Non-Custody Assets, and other properties and the provisionsof this Amended and Restated Agreement

relating to the duties and obligations of Custodian shall remain in full force and effect. Costs associated with transferring Property including Non-Custody Assets shall be charged to the Account(s) based on Custodian's active fee schedule.

SUCCESSORS

This Amended and Restated Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors in interest. This Amended and Restated Agreement may not be assigned by either party, nor may the duties of either party hereunder be delegated, without the prior written consent of the other party.

21. GOVERNING LAW

The validity, construction , and administration of this Amended and Restated Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of New York from time to time in force and effect. Any action or proceeding to enforce, interpret or adjudicate the rights and responsibilities of the parties hereunder shall be commenced in the State or Federal courts located in the State of New York.

22. NOTICES

Except as otherwise specified herein, all notices, requests, demands and other communications under this Amended and Restated Agreement shall be signed and in writing and shall be deemed as having been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth (5) day after mailing, if mailed to the party to whom notice is to be given and properly addressed as follows:

To Principal: Northern Lights Fund Trust
Attn : Richard Malinowski
Facsimile:
Email: Rmalinowski@ultimusfundsolutions.com
To Custodian:
Global Custody Services - SF Office
Mail Code H-17001
350 California Street, 17th Fl
San Francisco, CA 94104
Email: (insert Email address)

This Amended and Restated Agreement and any amendment , notice or other document required to be signed and in writing under this Amended and Restated Agreement may be delivered by personal service or U.S. first class mail postage prepaid or via fax, email with an imaged or scanned attachment (such as a .PDF), or similar electronic transmission with electronic signature through Custodian's online secure messaging service pursuant to security protocols established and agreed by the parties, unless otherwise specified herein. Signatures delivered via fax, email, or similar electronic transmission shall be effective as original signatures in binding the parties and shall be effective upon receipt.

Periodic communications related to foreign currencies and global market updates will be available to authorized parties through Custodian's secure messaging service.

23. CONFIDENTIALITY

All non-public information and advice furnished by either party to the other shall be treated as confidential and will not be disclosed to third parties unless required by law, except Custodian may disclose (a) the identity of Principal as a client or client reference of Custodian; (b) any information to any government regulator of Custodian or its affiliated entities or as otherwise required by law, and (c) any information to Custodian's affiliated entities and product and service providers to the extent necessary to provide the financial products and services under this Amended and Restated Agreement.

24. EFFECTIVE DATE

This Amended and Restated Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

25. COUNTERPARTS

Th is Amended and Restated Agreement may be

UnionBank

executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amended and Restated Agreement and all exhibits, appendices, attachments and amendments hereto may be reproduced by any reasonable means. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26. LIMITED POWER OF ATTORNEY

Except in connection with Non-Custody Assets, Custodian is hereby granted a limited power of attorney by Principal to execute on Principal's behalf any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required (i) to effect the sale, transfer, or other disposition of assets held in the Account, (ii) to obtain payment with respect to assets held in the Account, (iii) to exercise its rights as a secured party hereunder, or (iv) to take any other action required with respect to the assets held in the Account, and in the Custodian's own name to guarantee as Principal's signature any signature so affixed.

27. MISCELLANEOUS

Each party agrees to perform such further acts and execute such further docum ts as are necessary to effectuate the purposes hereof. This Amended and Restated Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions and headings in this Amended and Restated Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

ACCEPTED BY PRINCIPAL:

By: [signature]

Name: Stephanie Shearer

Title: Secretary

Date: 10/22/19

By:

Title: ______________

Date: ______________

ACCEPTED BY CUSTODIAN:

By: *Louis Nazzaro*

Name: Louis Nazzaro

Title: Vice President

Date: 10/22/2019

By: ______________

Name: ______________

Title: ______________

Appendix A: **Attached** ☐ **Not Applicable** ☐

Appendix B: **Attached** ☐ **Not Applicable** ☐

Appendix C: **Attached** ☐